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Exhibit 3.4



                 CERTIFICATE OF DESIGNATION OF
                   PREFERENCES AND RIGHTS OF
             CONVERTIBLE PREFERRED STOCK, SERIES C

                              OF

                       XOMA CORPORATION

                        _______________

                Pursuant to Section 151 of the
                General Corporation Law of the
                       State of Delaware

                        _______________


          XOMA CORPORATION, a corporation organized and exist-ing under the General Corporation Law of the State of Delaware (the "Corporation"), does hereby certify that, pursuant to authority conferred upon the Board of Directors by the Amended and Restated Certificate of Incorporation of the Corporation, and pursuant to the provisions of Section 151 of the General Corporation Law of the State of Delaware, said Board of Direc-tors duly adopted a resolution on July 19, 1995, which approved the filing of this Certificate of Designation and which resolu-tion remains in full force and effect as of the date hereof.

          Pursuant to such resolution and the authority con-ferred upon the Board of Directors by the Amended and Restated Certificate of Incorporation of the Corporation, there is hereby created a series of preferred stock of the Corporation, which series shall have the following powers, preferences, and relative, participating, optional or other special rights, and the qualifications, limitations or restrictions thereof, in addition to those set forth in the Amended and Restated Cer-tificate of Incorporation of the Corporation:

          1. Certain Definitions. As used herein, the fol-lowing terms shall have the following meanings (with terms defined in the singular having comparable meanings when used in the plural and vice versa), unless the context otherwise requires:

          "Board of Directors" means the Board of Directors of the Corporation.




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          "Business Combination" means the occurrence of any of
     the following: (a) a merger or consolidation in which the Corporation is not the surviving entity, except for a transaction the principal purpose of which is to change the State of the Corporation's incorporation; (b) the sale, transfer or other disposition of all or substan-tially all of the assets of the Corporation; or (c) any other corporate reorganization or business combination in which 50% or more of the Corporation's outstanding voting stock is transferred to different holders in a single transaction or a series of related transactions.

          "Business Combination Date" has the meaning specified in Section 6(b) hereof.

          "Business Day" means a day that is not a Saturday, a Sunday or a day on which banking institutions in the State of New York or California are not required to be open.

          "Common Stock" means the Common Stock, par value
     $.0005 per share, of the Corporation.

          "Conversion Certificate" means a certificate substan-tially in the form of Exhibit 1 attached hereto.

          "Conversion Date" means (x) with respect to any con-version of Series C Preferred Stock into Common Stock pur-suant to Section 6(a) hereof, the date selected by the Holder converting such shares of Series C Preferred Stock as set forth below such Holder's signature on a properly executed Conversion Certificate received by the Corpora-tion, and (y) with respect to any conversion of Series C Preferred Stock into Common Stock pursuant to Section 6(c) hereof, the date selected by the Corporation for conver-sion of such shares of Series C Preferred Stock as set forth in the applicable Notice of Conversion.

          "Corporation" means XOMA Corporation, a Delaware corporation.

          "Exchange Act" means the Securities Exchange Act of
     1934, as amended.

          "Holder" means a registered holder of shares of Series C Preferred Stock.

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          "Liquidation Preference" means $1,000 per share of
     Series C Preferred Stock.

          "Market Price" on any date means (i) if the Common Stock is listed on a national securities exchange, the numerical average of the last reported bid prices per share of the Common Stock on the principal securities exchange on which the Common Stock is listed that shall be consolidated for consolidated trading, if applicable to such exchange, for the five trading days of such exchange immediately preceding such date, or (ii) if the Common Stock is not so listed, the numerical average of the last reported bid prices per share of the Common Stock as reported on the NASDAQ National Market for the five NASDAQ trading days immediately preceding such date, or (iii) if the Common Stock is neither so listed nor so reported, the numerical average of the last reported bid price per share of the Common Stock as quoted by a registered broker-dealer for the last five days for which such quotes are available immediately prior to such date; provided that such quotes must have been available for at least five days in the preceding thirty-day period, or (iv) if the Common Stock is not so listed, so reported or so quoted, the fair value of the Common Stock on such date, as determined by the Board of Directors in good faith after taking into account such factors as the Board of Directors may deem appropriate, including one or more pro-fessional valuations.

          "Notice of Conversion" has the meaning specified in
     Section 6(c) hereof.

          "Person" or "person" means any natural person, corpo-ration, partnership, limited liability company, joint ven-ture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

          "Redemption Date" means, with respect to any shares of Series C Preferred Stock, the date fixed by the Corpo-ration for redemption of such shares of Series C Preferred
     Stock.

          "Redemption Notice" has the meaning specified in
     Section 7(c) hereof.

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          "Securities Act" means the Securities Act of 1933, as
     amended, and the rules and regulations promulgated thereunder.

          "Series B Preferred Stock" means the Senior Convert-ible Preferred Stock, Series B, par value $.05 per share, of the Corporation.

          "Series C Preferred Stock" has the meaning specified in Section 2 hereof.

          "Series C Preferred Stock Certificate" has the mean-ing specified in Section 6(e) hereof.

          "Stockholder Approval" means the approval by a major-ity of the votes cast by the holders of shares of Common Stock (in person or by proxy) at a meeting of the stock-holders of the Corporation (duly convened at which a quo-rum was present) of the issuance by the Corporation of 20% or more of the outstanding Common Stock of the Corporation for less than the greater of the book or market value of such Common Stock, as and to the extent required under
     Section 6(i) of Part III of Schedule D to the By-Laws of the National Association of Securities Dealers, Inc. (or any successor or replacement provision thereof).

          2. Designation. The series of preferred stock established hereby shall be designated the "Convertible Pre-ferred Stock, Series C" (and shall be referred to herein as the "Series C Preferred Stock") and the authorized number of shares of Series C Preferred Stock shall be 5,000 shares.

          3. Dividends. The Corporation shall not be required to pay, and the Holders shall not be entitled to receive, any dividends on shares of the Series C Preferred
Stock.

          4. Ranking. The Series C Preferred Stock shall, with respect to rights on liquidation, winding-up and dissolu-tion, rank senior to all classes of Common Stock and to any other class or series of any class of preferred stock of the Corporation, whether now outstanding or issued hereafter, other than the Series B Preferred Stock.

          5.   Voting Rights.  (a)  Except as required by the
General Corporation Law of the State of Delaware and as set forth in Section 5(b) hereof, the Holders shall not be entitled

                              -4-
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to vote on any matter submitted to a vote of stockholders of the Corporation.

          (b) The Corporation shall not, without the consent of Holders of a majority of the outstanding shares of Series C Preferred Stock, (i) authorize, create or issue any shares of capital stock of any class or series ranking senior to the Series C Preferred Stock with respect to rights on liquidation, winding-up or dissolution of the Corporation, (ii) except as may be required by the General Corporation Law of the State of Delaware, amend, alter or repeal, by any means, the Amended and Restated Certificate of Incorporation of the Corporation in any manner which would adversely affect the Holders with respect to the powers, preferences, or relative, participating, optional or other special rights, or the qualifications, limitations or restrictions of the Series C Preferred Stock as set forth herein, or (iii) otherwise voluntarily become subject to any restriction which requires a vote of its stockholders and which would adversely affect the Holders with respect to the powers, preferences, or relative, participating, optional or other spe-cial rights, or the qualifications, limitations or restrictions of the Series C Preferred Stock as set forth herein, other than restrictions arising solely under the General Corporation Law of the State of Delaware and restrictions in the Amended and Restated Certificate of Incorporation of the Corporation as in effect on June 25, 1995.

          6. Conversion. (a) Subject to Section 6(d) hereof, the Holders shall have the right, at any time or from time to time, to convert shares of Series C Preferred Stock into shares of Common Stock on and subject to the terms and conditions hereinafter set forth. One-half (1/2) of the shares of Series C Preferred Stock originally issued to each initial Holder thereof shall be convertible by the then current Holder thereof into shares of Common Stock on and after the 60th day following the date on which such shares of Series C Preferred Stock are released for delivery to the initial Holder thereof (the "Issuance Date") and prior to the 730th day after the Issuance Date of such shares of Series C Preferred Stock, and the balance of the shares of Series C Preferred Stock shall be convertible by the then current Holder thereof into shares of Common Stock on and after the 90th day following the Issuance Date of such shares of Series C Preferred Stock and prior to the 730th day after the Issuance Date of such shares of Series C Preferred Stock. No share of Series C Preferred Stock shall be convertible into shares of Common Stock at the option of the Holder thereof on or after the 730th day following the Issuance

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Date of such share of Series C Preferred Stock.  Each share of
Series C Preferred Stock convertible pursuant to this clause
(a) will be convertible into the number of shares of Common Stock equal to the number obtained by dividing $1,000 by 80% of the Market Price on the applicable Conversion Date.

          (b) Subject to Section 6(d) hereof, upon the consum-mation of a Business Combination (the date of such consummation hereinafter referred to as the "Business Combination Date"), each outstanding share of Series C Preferred Stock shall, with-out the necessity of any action by or on behalf of a Holder, be converted into the number of shares of Common Stock obtained by dividing $1,000 by 80% of the Market Price on the Business Com-bination Date. As promptly as practicable after the Business Combination Date, the Corporation shall issue and deliver to each Holder at its address as the same appears on the stock books of the Corporation, a certificate or certificates for the number of shares of Common Stock issuable upon conversion of such shares of Series C Preferred Stock, together with a state-ment of the relevant facts and circumstances surrounding the Business Combination.

          (c) Subject to Section 6(d) hereof, at any time on or after the 730th day following the Issuance Date of a par-ticular share of Series C Preferred Stock, the Corporation shall have the right, at any time or from time to time, to con-vert such share of Series C Preferred Stock into shares of Com-mon Stock, such right of the Corporation with respect to the Series C Preferred Stock to be exercisable by the Corporation in whole or in part. Each share of Series C Preferred Stock converted pursuant to this clause (c) will be convertible into the number of shares of Common Stock equal to the number obtained by dividing $1,000 by 80% of the Market Price on the applicable Conversion Date. As promptly as practicable after the applicable Conversion Date, the Corporation will send a written notice (a "Notice of Conversion") by first-class mail, postage prepaid, to each Holder whose shares of Series C Pre-ferred Stock have been selected for conversion into Common Stock pursuant to this clause (c), at its address as the same appears on the stock books of the Corporation setting forth the applicable Market Price, together with a certificate or certif-icates for the number of shares of Common Stock issuable upon conversion of such shares of Series C Preferred Stock.

          (d) Notwithstanding any other provision herein to the contrary, unless the Stockholder Approval shall have been obtained, the Corporation shall not be required to convert any

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shares of Series C Preferred Stock into shares of Common Stock to the extent that as a consequence of such conversion, together with all prior conversions of Series C Preferred Stock, greater than 4,511,549 shares of Common Stock shall have been issued upon conversion of shares of Series C Preferred Stock. The Corporation shall promptly give notice to each Holder (by first class mail, postage prepaid, at such Holder's address as the same appears on the stock books of the Corpora-
tion) if on any date the Corporation would not have been required to convert shares of Series C Preferred Stock as a consequence of the limitation set forth in this clause (d) had all outstanding shares of Series C Preferred Stock been surren-dered for conversion into Common Stock on such date. If at any time any shares of Series C Preferred Stock surrendered for conversion are not converted into Common Stock as a consequence of the limitation set forth in this clause (d), the Corporation shall promptly notify the Holders in writing of such occurrence and shall thereafter determine in its sole discretion to either
(i) convene a meeting of the holders of Common Stock as promptly as practicable and use its reasonable best efforts to obtain the Stockholder Approval, or (ii) promptly redeem all of the outstanding shares of Series C Preferred Stock, on and sub-ject to the terms and conditions of Section 7 hereof. In the event the Stockholder Approval contemplated in subclause (i) above is not obtained at such meeting or any adjournment thereof, the Corporation shall thereafter promptly redeem all outstanding shares of Series C Preferred Stock, on and subject to the terms and conditions of Section 7 hereof.

          (e) In order to exercise the conversion privilege provided in Section 6(a) hereof, the Holder of any shares of Series C Preferred Stock to be converted in whole or in part shall surrender the certificate representing such shares of Series B Preferred Stock (the "Series B Preferred Stock Cer-tificate"), together with a properly executed Conversion Cer-tificate and any required transfer taxes, at the office or agency then maintained by the Corporation for the transfer of the Series C Preferred Stock. No fewer than 100 shares of Series C Preferred Stock may be converted in any individual conversion pursuant to Section 6(a) hereof. Each Series C Pre-ferred Stock Certificate surrendered for conversion pursuant to
Section 6(a) hereof shall, unless the shares issuable on con-version are to be issued in the same name as the registration of such Series C Preferred Stock Certificate, be duly endorsed by, or be accompanied by instruments of transfer in form satis-factory to the Corporation duly executed by, the Holder or his duly authorized attorney.

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
          (f) In the case of any conversion pursuant to Sec-tion 6(a) hereof, as promptly as practicable after the surren-der of such Series C Preferred Stock Certificate and the receipt of such Conversion Certificate and funds, if any, as aforesaid, the Corporation shall issue and shall deliver at such office or agency to such Holder, or on his written order, a certificate or certificates for the number of shares of Com-mon Stock issuable upon the conversion of such shares of Series C Preferred Stock represented by the Series C Preferred Stock Certificate(s) so surrendered or portion thereof in accordance with the provisions of this Section 6. In case less than all of the shares of Series C Preferred Stock represented by a Series C Preferred Stock Certificate surrendered by a Holder for conversion pursuant to Section 6(a) hereof or con-verted by the Corporation pursuant to Section 6(d) hereof are to be converted, the Corporation shall deliver to or upon the written order of the Holder of such Series C Preferred Stock Certificate a new Series C Preferred Stock Certificate repre-senting the shares of Series C Preferred Stock not converted. In order for any shares of Series C Preferred Stock to be deemed properly surrendered for conversion, a Holder must indi-cate in the Conversion Certificate the number of shares of Series C Preferred Stock which such Holder wishes to convert.

          (g) Each conversion pursuant to Section 6(a) hereof shall be deemed to have been effected on the date on which such Series C Preferred Stock Certificate shall have been surren-dered, together with a properly executed Conversion Certificate and funds, if any, shall have been received by the Corporation as aforesaid, and the person in whose name any certificate or certificates for shares of Common Stock shall be issuable upon such conversion shall be deemed to have become on said date the holder of record of the shares of Common Stock represented thereby; provided, however, that any such surrender on any date when the stock books of the Corporation shall be closed shall constitute the person in whose name the certificates of Common Stock are to be issued as the record holder thereof for all purposes on the next succeeding day on which such stock books are open.

          (h) All shares of Series C Preferred Stock that shall have been properly surrendered by the Holders for conver-sion pursuant to Section 6(a) hereof which are eligible for conversion as herein provided, all shares of Series C Preferred Stock after the Business Combination Date (to the extent con-vertible pursuant to clause (d) of this Section 6) and all shares of Series C Preferred Stock converted by the Corporation

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pursuant to Section 6(c) hereof shall no longer be deemed to be outstanding and all rights with respect to such shares, includ-ing the rights, if any, to receive notices and to vote, shall forthwith cease, except only the right of the Holders thereof, subject to the provisions of this Section 6, to receive shares of Common Stock in exchange therefor.

          (i) The Corporation shall not be required to issue fractional shares of Common Stock upon the conversion of any Series C Preferred Stock. If any fractional interest in a share of Common Stock would be deliverable upon the conversion of any shares of Series C Preferred Stock, the Corporation shall (subject to Section 6(d) hereof) issue a number of shares of Common Stock equal to the next closest whole number, with half shares being rounded up.

          (j) The Corporation shall use its reasonable best efforts to at all times reserve and keep available, free from preemptive rights, out of its authorized but unissued stock, for the purpose of effecting the conversion of the shares of Series C Preferred Stock, such number of its duly authorized shares of Common Stock (or treasury shares as provided below) as shall from time to time be sufficient to effect the conver-sion of all outstanding shares of Series C Preferred Stock into Common Stock at any time; provided, however, that nothing con-tained herein shall preclude the Corporation from satisfying its obligations in respect of the conversion of the Series C Preferred Stock by delivery of shares of Common Stock that are held in the treasury of the Corporation. The Corporation shall, from time to time and in accordance with the General Corporation Law of the State of Delaware, use its reasonable best efforts (including, without limitation, convening meetings of stockholders to increase the number of authorized shares of Common Stock and recommending approval therefor) to cause the authorized number of shares of Common Stock to be increased if the aggregate of the number of authorized shares of Common Stock remaining unissued and the issued shares of such Common Stock in its treasury (other than any shares of such Common Stock reserved for issuance in any other connection) shall not be sufficient to permit the conversion of all outstanding shares of Series C Preferred Stock into Common Stock.

          (k) If any capital reorganization or reclassifica-tion of the capital stock of the Corporation (other than a Business Combination) shall be effected in such a way that holders of Common Stock shall be entitled to receive stock, securities or assets with respect to or in exchange for Common

                              -9-
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Stock, then, as a condition of such capital reorganization or reclassification, lawful and adequate provisions shall be made whereby each Holder of a share or shares of Series C Preferred Stock shall thereafter have the right to receive, upon conver-sion of shares of Series C Preferred Stock on the basis and upon the terms and conditions specified herein, in lieu of shares of Common Stock of the Corporation, such shares of stock, securities or assets issued or payable in such capital reorganization or reclassification with respect to or in exchange for that number of shares of such Common Stock equal to the number of shares of such stock, securities or assets that would have been receivable had such converting Holder's shares of Series C Preferred Stock been converted into Common Stock on the record date for such capital reorganization or reclassification, and in any such case appropriate provisions shall be made with respect to the rights and interests of such Holder to the end that the provisions of this clause (k) shall equally apply to each successive capital reorganization or reclassification with respect to any shares of stock or securi-ties thereafter deliverable upon conversion of the Series C Preferred Stock.

          7. Redemption. (a) Each share of Series C Pre-ferred Stock (i) may be redeemed (subject to contractual and other restrictions with respect thereto and the legal avail-ability of funds therefor) at the option of the Corporation at any time on or after the 730th day following the Issuance Date of such share of Series C Preferred Stock (such right of the Corporation with respect to the Series C Preferred Stock to be exercisable by the Corporation in whole or, from time to time, in part in the manner provided in Section 7(b) hereof), and
(ii) shall be redeemed in the manner provided in Section 7(d) hereof if required pursuant to Section 6(d) hereof, in each case, at a redemption price of $1,250 per share of Series C Preferred Stock.

          (b) In the event of a redemption of less than all of the outstanding shares of Series C Preferred Stock, the shares so redeemed will be determined by the Corporation pro rata according to the number of shares held by each Holder, except that the Corporation may redeem all of the shares held by any Holders of fewer than 100 shares (or all of the shares held by Holders who would hold less than 100 shares as a result of such redemption).

          (c) The Corporation shall send a written notice of redemption (a "Redemption Notice") by first-class mail, postage

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prepaid, not fewer than fifteen (15) days nor more than sixty
(60) days prior to the Redemption Date to each Holder as of the record date fixed for such redemption of Series C Preferred Stock at such Holder's address as the same appears on the stock books of the Corporation; provided, however, that no failure to give such notice to any Holder or Holders nor any deficiency therein shall affect the validity of the procedure for the redemption of any shares of Series C Preferred Stock to be redeemed except as to the Holder or Holders to whom the Corpo-ration has failed to give said notice or except as to the Holder or Holders whose notice was defective. The Redemption Notice shall state:

          (i) whether all or less than all the outstanding shares of Series C Preferred Stock are to be redeemed and the total number of shares of Series C Preferred Stock being redeemed;

          (ii)  the number of shares of Series C Preferred
     Stock held of record by that specific Holder that the Cor-poration intends to redeem;

          (iii)  the Redemption Date; and

          (iv) the manner and place or places at which payment for the shares called for redemption will, upon presenta-tion and surrender to the Corporation of the Series C Pre-ferred Stock Certificates evidencing the shares being redeemed, be made.

          (d) On the Redemption Date, the redemption price shall become payable for the shares of Series C Preferred Stock being redeemed on the Redemption Date. As a condition of pay-ment of the redemption price, each Holder of Series C Preferred Stock must surrender Series C Preferred Stock Certificates or Certificates representing the shares of Series C Preferred Stock being redeemed by the Corporation in the manner and at the place designated in the Redemption Notice. The full redemption price for such shares properly tendered for payment shall be paid to the person whose name appears on such certifi-cate or certificates as the owner thereof, on and after the Redemption Date when and as certificates for the shares being redeemed are properly tendered for payment. Each surrendered Series C Preferred Stock Certificate shall be cancelled and retired. In the event that less than all of the shares repre-sented by any such certificate are redeemed, a new Series C

Stock Certificate shall be issued representing the unredeemed shares.

          (e) On the Redemption Date, unless the Corporation defaults in the payment of the redemption price, all rights of Holders of such redeemed shares will terminate except for the right to receive the redemption price therefor.

          (f) In the event any shares of Series C Preferred Stock shall be called for redemption, the Holder's right to convert such shares of Series C Preferred Stock into shares of Common Stock shall terminate at the close of business on the Redemption Date.

          8. Payment on Liquidation. (a) Upon any voluntary or involuntary liquidation, dissolution or winding-up of the Corporation, Holders of Series C Preferred Stock will be enti-tled to receive an amount in cash equal to the Liquidation Preference, before any distribution is made on any Common Stock or any preferred stock of the Corporation other than the Series B Preferred Stock. After payment of the full amount of the Liquidation Preferences to which they are entitled, Holders of Series B Preferred Stock will not be entitled to any further participation in any distribution of assets of the Corporation.

          (b) For the purposes of this Section 8, neither the voluntary sale, conveyance, exchange or transfer (for cash, shares of stock, securities or other consideration) of all or substantially all the property and assets of the Corporation nor the consolidation or merger of the Corporation with one or more corporations shall be deemed a voluntary or involuntary liquidation, dissolution or winding-up of the Corporation, unless such sale, conveyance, exchange or transfer or merger or consolidation shall be in connection with a dissolution or winding-up of the business of the Corporation.

          9. Exclusion of Other Rights. Except as may other-wise be required by the General Corporation Law of the State of Delaware, shares of the Series C Preferred Stock shall not have any preferences or relative, participating, optional or other special rights, other than those specifically set forth in this Certificate of Designation (as such Certificate of Designation may be amended from time to time) and in the Corporation's Amended and Restated Certificate of Incorporation, as amended. No shares of Series C Preferred Stock shall have any preemptive or subscription rights whatsoever as to any securities of the Corporation.

          10. Reissuance of Preferred Stock. Shares of Series C Preferred Stock that have been issued and reacquired in any manner, including shares purchased or redeemed, shall (upon compliance with any applicable provisions of the General Corpo-ration Law of the State of Delaware) have the status of autho-rized and unissued shares of preferred stock undesignated as to series and may be redesignated and reissued as part of any series of preferred stock.

          11. Business Day. If any payment, redemption or conversion shall be required by the terms hereof to be made on a day that is not a Business Day, such payment, redemption or conversion shall be made on the immediately succeeding Business Day.

          12. Headings of Subdivisions. The headings of the various subdivisions hereof are for convenience of reference only and shall not affect the interpretation of any of the pro-visions hereof.

          13. Severability of Provisions. If any right, pref-erence or limitation of the Series C Preferred Stock set forth in this resolution and in the Certificate of Designation filed pursuant hereto (as such Certificate of Designation may be amended from time to time) is invalid, unlawful or incapable of being enforced by reason of any rule or law or public policy, all other rights, preferences and limitations set forth in such Certificate of Designation (as so amended) which can be given effect without the invalid, unlawful or unenforceable right, preference or limitation shall, nevertheless, remain in full force and effect, and no right, preference or limitation herein set forth shall be deemed dependent upon any other such right, preference or limitation unless so expressed herein.

          14. Notice. All notices and other communications provided for or permitted to be given to the Corporation here-under shall be made by hand delivery, next day air courier or certified first-class mail to the Corporation at its principal executive offices (currently located on the date of the adop-tion of these resolutions at 2910 Seventh Street, Berkeley, California 94710, Attention: General Counsel; with a copy to:
Cahill Gordon & Reindel, 80 Pine Street, New York, New York 10005, Attention: Geoffrey E. Liebmann, Esq.

          15. Transferability; Right of Transferees. (a) The Series C Preferred Stock may be sold, assigned, conveyed, transferred, pledged, hypothecated or otherwise disposed of only in compliance with the provisions of the Securities Act, including Regulation S promulgated thereunder.

          (b) The Series C Preferred Stock Certificates repre-senting shares of Series C Preferred Stock to be transferred shall be duly endorsed by the transferring Holder or by his duly authorized attorney or representative, or accompanied by proper evidence of succession, assignment or authority to transfer. In all cases of a transfer by an attorney, the original power of attorney, duly approved, or a copy thereof, duly certified, shall be deposited and remain with the Corpora-tion. In case of a transfer by executors, administrators, guardians or other legal representatives, duly authenticated evidence of their authority shall be produced, and may be required to be deposited and to remain with the Corporation in its discretion. Upon any registration of a transfer, the Cor-poration shall deliver new Series C Preferred Stock Certifi-cates to the persons entitled to the shares of Series C Pre-ferred Stock represented thereby. The Series C Preferred Stock Certificates may be exchanged at the option of the Holder thereof, when surrendered at the offices of the Corporation, for other Series C Preferred Stock Certificates of different denominations, of like tenor and representing in the aggregate a like number of shares of Series C Preferred Stock. Any Series C Preferred Stock Certificate so surrendered shall be promptly cancelled by the Corporation and retired. Each Series C Preferred Stock Certificate issued in exchange as provided above shall be substantially in the form of the Series C Pre-ferred Stock Certificate being exchanged and shall be subject to all of the terms and provisions hereof.

          (c) Each of the Series C Preferred Stock Certifi-cates shall, until the 40th day following the Issuance Date with respect to the shares of Series C Preferred Stock repre-sented thereby (or such later date as may be required under the Securities Act), contain the following legend:

          "THESE SECURITIES HAVE NOT BEEN REGISTERED
          UNDER THE SECURITIES ACT OF 1933, AS
          AMENDED (THE "SECURITIES ACT"), OR ANY
          STATE SECURITIES LAWS AND MAY NOT BE
          OFFERED OR SOLD BY THE HOLDER HEREOF PRIOR
          TO THE 40TH DAY FOLLOWING THE ORIGINAL
          ISSUANCE THEREOF, AND THEREAFTER ONLY PUR-
          SUANT TO (i) AN EFFECTIVE REGISTRATION
          STATEMENT UNDER THE SECURITIES ACT, OR
          (ii) AN EXEMPTION FROM, OR IN A TRANSACTION

          NOT SUBJECT TO, THE REGISTRATION REQUIRE-
          MENTS OF THE SECURITIES ACT AND, IN EACH
          CASE, IN COMPLIANCE WITH APPLICABLE STATE
          SECURITIES LAWS."

          (d)  In addition, each of the Series C Preferred
Stock Certificates shall contain one of the following legends until such time as such legend, by its terms, no longer shall apply:

          "THESE SECURITIES ARE NOT CONVERTIBLE
          AT THE OPTION OF THE HOLDER HEREOF
          UNTIL ON OR AFTER THE 60TH DAY FOL-
          LOWING THE ORIGINAL ISSUANCE
          THEREOF."

          "THESE SECURITIES ARE NOT CONVERTIBLE
          AT THE OPTION OF THE HOLDER HEREOF
          UNTIL ON OR AFTER THE 90TH DAY FOL-
          LOWING THE ORIGINAL ISSUANCE
          THEREOF."

          16. Amendments. The Certificate of Designation filed pursuant hereto may be amended without notice to or the consent of any Holder to cure any ambiguity, defect or incon-sistency provided that such amendment does not adversely affect the rights of any Holder. Any provisions of the Certificate of Designation filed pursuant hereto may be amended by the Corpo-ration with the written consent of Holders representing a majority of the outstanding shares of Series C Preferred Stock.

          The Corporation will, so long as any shares of Series C Preferred Stock are outstanding, maintain an office or agency where such shares may be presented for registration or transfer and where such shares may be presented for conversion and redemption.

          IN WITNESS WHEREOF, XOMA Corporation has caused this
Certificate of Designation of Preferences and Rights of its
Series C Preferred Stock to be signed and attested by its duly
authorized officers, this      day of August, 1995.


                              XOMA CORPORATION



                              By: _____________________________
                                  Name:
                                  Title:

ATTEST:



By: ____________________________
    Christopher J. Margolin
    Secretary

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